Exhibit 4.1

TRIBUNE MEDIA COMPANY,

as the Company,

and

the Subsidiary Guarantors from time to time party to the Indenture

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF June 22, 2017

Providing for Amendments to the Indenture

This FOURTH SUPPLEMENTAL INDENTURE, dated as of June 22, 2017 (this “Supplemental Indenture”), among Tribune Media Company (the “Company”), the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Company, the Subsidiary Guarantors and the Trustee is a party to an Indenture, dated as of June 24, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), pursuant to which the Company’s 5.875% Senior Notes due 2022 (the “Notes”) were issued;

WHEREAS, the Company has solicited (the “Consent Solicitation”) the consent of the Holders of the Notes (the “Holders”) to the execution and delivery of a supplemental indenture to effect the amendments to the Indenture contemplated by Article 1 hereto (the “Amendments”);

WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, in connection with the Consent Solicitation, Holders that have validly delivered, and have not validly revoked, consents on a timely basis (the “Consenting Holders”) are entitled to receive a consent payment (the “Consent Payment”) with respect to the Notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation are satisfied or waived by the Company;

WHEREAS, the Holders that have approved this Supplemental Indenture constitute Holders of at least a majority in aggregate principal amount of the Notes outstanding as of 5:00 p.m., New York City time, on June 9, 2017 (the “Record Date”);

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

ARTICLE I

AMENDMENT OF INDENTURE

Section 1.1    The following definitions are hereby added to Section 1.1 of the Indenture:

“Parent Entity” means any Person of which another Person is or becomes a Subsidiary.

“Parent Guarantee” means any guarantee of the Obligations of the Company under this Indenture and the Notes by any Parent Entity in accordance with the provisions of the Indenture.

“Parent Guarantor” means any Parent Entity that guarantees any series of Notes.

“Sinclair” means Sinclair Broadcast Group, Inc., a Maryland corporation.

“Sinclair Transactions” means (i) the acquisition of the Company by Sinclair (the “Sinclair Acquisition”) pursuant to the agreement and plan of merger, dated as of May 8, 2017 (as amended and supplemented to the date hereof, the “Sinclair Merger Agreement”), by and between Sinclair and the Company, (ii) any Incurrence of Indebtedness by Sinclair, the Company or any of their respective Affiliates relating to the Sinclair Acquisition and the refinancing of any existing Indebtedness of Sinclair or the Company in connection with the Sinclair Acquisition, (iii) any restructuring transactions relating to the Sinclair Acquisition and (iv) any other transactions contemplated by the Sinclair Merger Agreement or entered into in connection with or relating to the Sinclair Acquisition.

Section 1.2    The definition of “Change of Control Triggering Event” in Section 1.1 of the Indenture is hereby amended to add the following as the last sentence of the definition:

Notwithstanding the foregoing, in no event shall a Change of Control Triggering Event be deemed to have occurred as a result of or in connection with the Sinclair Transactions.

Section 1.3    The following hereby amends and replaces the definition of “Specified Transaction” in Section 1.1 of the Indenture:

“Specified Transaction” means any Incurrence or repayment, repurchase, redemption, satisfaction and discharge, defeasance or other acquisition, retirement or discharge of Indebtedness (excluding Indebtedness Incurred for working capital purposes other than pursuant to the Senior Credit Agreement) or Disqualified Stock or Preferred Stock, any Investment that results in a Person becoming a Subsidiary, any transaction that results in a Person becoming a Related License Corporation, any transaction that results in a Person ceasing to be a Related License Corporation, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any acquisition or any Asset Sale or other disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, any investment constituting an acquisition of assets constituting a

2

business unit, line of business or division of another Person by the Company, a Restricted Subsidiary or a Related License Corporation, any disposition of a business unit, line of business or division of the Company, a Restricted Subsidiary or a Related License Corporation, any Permitted Asset Swap, the cessation of the operations of a business unit, line of business or division of the Company or a Restricted Subsidiary or the Sinclair Transactions, in each case set forth in this definition, whether by merger, consolidation, amalgamation or otherwise or any operational change or any material restructuring of the Company or implementation of initiative or other event that by the terms of this Indenture requires “Pro Forma Compliance” with a test or covenant thereunder or requires or permits such test or covenant to be calculated on a “Pro Forma Basis” or to be given “Pro Forma Effect.”

Section 1.4    Section 3.2 of the Indenture is hereby amended to add the following as new subsections:

(c)    Notwithstanding Section 3.2(a), any Parent Entity that has provided a Parent Guarantee of the Notes may satisfy the obligations of the Company set forth in this Section 3.2 by providing the applicable annual reports, information, documents and other reports of such Parent Entity in lieu of the Company in the manner set forth in Section 3.2(a) (such Parent Entity, the “Reporting Parent Entity”).

(d)    If at any time the financial statements of the Reporting Parent Entity are not required to include the condensed consolidating financial information of the Company and the Guarantors in accordance with Rule 3-10 (or its successor) of Regulation S-X under the Securities Act, then either (1) the financial statements of the Reporting Parent Entity will include condensed consolidating financial information that includes information on the balance sheet, results of operations and cash flows of the Reporting Parent Entity, Company, the Guarantors and, on a combined basis, any other Subsidiaries of the Reporting Parent Entity presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act, or (2) the Reporting Parent Entity shall furnish to each Holder (including by posting on a website accessible to each Holder) (a) within 120 days after the end of each fiscal year of the Company, the audited financial statements of the Company and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the unaudited financial statements of the Company and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such fiscal quarter and the then-elapsed portion of such fiscal year, setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by an Officer of the Company.

Section 1.5    Section 3.4 is hereby amended to add the following as Section 3.4(b)(xxiii):

(xxiii) any payments or distributions made in connection with the Sinclair Transactions; and

3

Section 1.6    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1    Governing Law. This Supplemental Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 2.2    Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Subsidiary Guarantors, the Trustee and the Holders upon the execution and delivery of this Supplemental Indenture by the parties hereto and upon payment of the aggregate Consent Payment by Sinclair or its wholly owned subsidiary, Sinclair Television Group, Inc., to the paying agent in the Consent Solicitation (the “Paying Agent”) for the benefit of the Holders, on a pro rata basis, from which the Company has obtained valid Consents on or prior to the expiration date of the Consent Solicitation (the “Expiration Date”) (and which Consents have not been validly revoked on or prior to the earlier of the Expiration Date and the time of the execution of this Supplemental Indenture). The time and date on which this Supplemental Indenture becomes effective is hereinafter referred to as the “Effective Time.” The Amendments will become operative immediately prior to the consummation of the Sinclair Acquisition. Even if this Supplemental Indenture becomes effective and the Amendments become operative, the Amendments shall cease to be operative if the Sinclair Acquisition does not close, in which event the Indenture shall revert to the form in effect immediately prior to the Effective Time, with such reversion being retroactive as if the Amendments had never become operative, and this Supplemental Indenture shall have no further force or effect. The Company shall furnish the Trustee with an Officer’s Certificate promptly after the Amendments become operative, stating that the Amendments have become operative.

Section 2.3    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Except as otherwise provided in Section 2.2 hereof, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter delivered shall be bound hereby.

Section 2.4     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

Section 2.5    Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same

4

agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 2.6    Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 2.7    Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRIBUNE MEDIA COMPANY

By:	/s/ Jack Rodden
	Name:	Jack Rodden
	Title:	Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

GUARANTORS:

CHICAGOLAND TELEVISION NEWS, LLC
CLASSIFIED VENTURES HOLDCO, LLC
FOXCO ACQUISITION, LLC
FOXCO ACQUISITION SUB, LLC
KDAF, LLC
KIAH, LLC
KRCW, LLC
KSTU, LLC
KSTU LICENSE, LLC
KSWB, LLC
KTLA, LLC
KTVI, LLC
KTVI LICENSE, LLC
KTXL, LLC
KWGN, LLC
LOCAL TV, LLC
LOCAL TV FINANCE, LLC
LOCAL TV HOLDINGS, LLC
LOCAL TV NORFOLK REAL ESTATE, LLC
MAGIC T MUSIC PUBLISHING COMPANY, LLC
OAK BROOK PRODUCTIONS, LLC
TOWER DISTRIBUTION COMPANY, LLC
TOWERING T MUSIC PUBLISHING COMPANY, LLC
TRIBUNE (FN) CABLE VENTURES, LLC
TRIBUNE BROADCASTING COMPANY, LLC
TRIBUNE BROADCASTING COMPANY II, LLC
TRIBUNE BROADCASTING DENVER, LLC
TRIBUNE BROADCASTING DENVER LICENSE, LLC
TRIBUNE BROADCASTING FORT SMITH, LLC
TRIBUNE BROADCASTING FORT SMITH LICENSE, LLC
TRIBUNE BROADCASTING HARTFORD, LLC
TRIBUNE BROADCASTING INDIANAPOLIS, LLC
TRIBUNE BROADCASTING NORFOLK, LLC
TRIBUNE BROADCASTING OKLAHOMA CITY, LLC

[Signature Page to Fourth Supplemental Indenture]

TRIBUNE BROADCASTING OKLAHOMA CITY LICENSE, LLC
TRIBUNE BROADCASTING SEATTLE, LLC
TRIBUNE ENTERTAINMENT COMPANY, LLC
TRIBUNE MANAGEMENT HOLDINGS, LLC
TRIBUNE NATIONAL MARKETING COMPANY, LLC
WDCW, LLC
WGHP, LLC
WGHP LICENSE, LLC
WGN CONTINENTAL BROADCASTING COMPANY, LLC
WHNT, LLC
WHNT LICENSE, LLC
WHO LICENSE, LLC
WHO TELEVISION, LLC
WITI LICENSE, LLC
WITI TELEVISION, LLC
WJW LICENSE, LLC
WJW TELEVISION, LLC
WNEP, LLC
WPHL, LLC
WPIX, LLC
WPMT, LLC
WQAD, LLC
WQAD LICENSE, LLC
WREG, LLC
WREG LICENSE, LLC
WSFL, LLC
WTVR, LLC
WTVR LICENSE, LLC
WXMI, LLC
FOXCO ACQUISITION FINANCE CORPORATION
KPLR, INC.
LOCAL TV AIRCRAFT, INC.
LOCAL TV FINANCE CORPORATION
TRIBUNE BROADCASTING KANSAS CITY, INC.
TRIBUNE TELEVISION NEW ORLEANS, INC.
WDAF LICENSE, INC.
WDAF TELEVISION, INC.

By:	/s/ Jack Rodden
Name:	Jack Rodden
Title:	Assistant Treasurer

[Signature Page to Fourth Supplemental Indenture]

TRIBUNE REAL ESTATE HOLDINGS, LLC
TRIBUNE REAL ESTATE HOLDINGS II, LLC
AL-HUNTSVILLE-200 HOLMES AVENUE, LLC
AR-FORT SMITH-318 NORTH 13TH STREET, LLC
AR-VAN BUREN-179 GLADEWOOD ROAD, LLC
CA-4655 FRUITRIDGE ROAD, LLC
CA-OLYMPIC PLANT, LLC
CA-LOS ANGELES TIMES SQUARE, LLC
CO-1006 LOOKOUT MOUNTAIN ROAD, LLC
CO-CLEAR CREEK COUNTY-ARGENTINE PASS, LLC
CO-DENVER-100 EAST SPEER BOULEVARD, LLC
CO-GOLDEN-21214 CEDAR LAKE ROAD, LLC
CT-121 WAWARME AVENUE, LLC
CT-285 BROAD STREET, LLC
CT-WTIC, LLC
FL-633 NORTH ORANGE AVENUE, LLC
FL-DEERFIELD PLANT, LLC
FL-ORLANDO SENTINEL, LLC
IA-ALLEMAN POLK COUNTY, LLC
IA-DES MOINES-1801 GRAND AVENUE, LLC
IL-11201 FRANKLIN AVENUE, LLC
IL-16400 SOUTH 105TH COURT, LLC
IL-2501 WEST BRADLEY PLACE, LLC
IL-3249 NORTH KILPATRICK, LLC
IL-3722 VENTURA DRIVE, LLC
IL-720 ROHLWING ROAD, LLC
IL-777 WEST CHICAGO AVENUE, LLC
IL-HENRY COUNTY-RUSTIC HILL, LLC
IL-MOLINE-3003 PARK 16 STREET, LLC
IL-ORION-2880 NORTH 1100 AVENUE, LLC
IL-TRIBUNE TOWER, LLC
IN-2350 WESTLANE ROAD, LLC
IN-6910 NETWORK PLACE, LLC
IN-TRAFALGAR WTTV, LLC
IN-WINDFALL WTTV, LLC
MD-3400 CARLINS PARK DRIVE, LLC
MD-601 N. CALVERT STREET, LLC
MI-3117 PLAZA DRIVE, LLC
MI-DAVIS ROAD, LLC

[Signature Page to Fourth Supplemental Indenture]

MO-KANSAS CITY-3020 SUMMIT STREET, LLC
MO-ST LOUIS-EMIL AVENUE, LLC
NC-HIGH POINT-2005 FRANCIS STREET, LLC
NC-SOFIA-4119 OLD COURTHOUSE ROAD, LLC
OH-CLEVELAND-5800 SOUTH MARGINAL ROAD, LLC
OH-PARMA-4501 WEST PLEASANT VALLEY ROAD, LLC
OK-OKLAHOMA CITY-EAST BRITTON ROAD, LLC
OR-10255 SW ARCTIC DRIVE, LLC
PA-2005 SOUTH QUEEN STREET, LLC
PA-5001 WYNNEFIELD AVENUE, LLC
PA-550 EAST ROCK ROAD, LLC
PA-LUZERNE COUNTY-PENOBSCOT MOUNTAIN, LLC
PA-MOOSIC-16 MONTAGE MOUNTAIN ROAD, LLC
PA-MORNING CALL, LLC
PA-RANSOM, LLC
PA-SOUTH ABINGTON-RT. 11 AND MORGAN HWY, LLC
TN-MEMPHIS-803 CHANNEL 3 DRIVE, LLC
TX-7700 WESTPARK DRIVE, LLC
TX-8001 JOHN CARPENTER FREEWAY, LLC
UT-SALT LAKE CITY-AMELIA EARHART DRIVE, LLC
VA-216 IRONBOUND ROAD, LLC
VA-NORFOLK-720 BOUSH STREET, LLC
VA-PORTSMOUTH-1318 SPRATLEY STREET, LLC
VA-RICHMOND, LLC
VA-SUFFOLK-5277 NANSEMOND PARKWAY, LLC
WA-1813 WESTLAKE AVENUE, LLC
WI-BROWN DEER-9001 NORTH GREEN BAY ROAD, LLC
WI-MILWAUKEE-1100 EAST CAPITAL DRIVE, LLC 501 N. ORANGE HOLDCO, LLC
CA-LATS SOUTH, LLC
MD-601 N. CALVERT, LLC
TREH CM MEMBER 2, LLC
TREH COSTA MESA, LLC

[Signature Page to Fourth Supplemental Indenture]

RIVERWALK HOLDCO, LLC
RIVERWALK HOLDCO II, LLC

By:	/s/ Jack Rodden
Name:	Jack Rodden
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valerie Boyd
Name: Valerie Boyd
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]